                                                                  EXHIBIT (a)(4)

                          NOTICE OF GUARANTEED DELIVERY
                    (Not to Be Used for Signature Guarantees)

                   Pursuant to the Offer to Purchase for Cash
                                     Made by
                           Southside Bancshares Corp.
                    for 1,100,000 Shares of its Common Stock


         This form has been prepared in connection with Southside Bancshares
Corp.'s ("Southside") Offer to Purchase for Cash 1,100,000 shares (the "Shares") of Southside's common stock dated January 5, 2001 (the "Offer to Purchase";
capitalized terms used but not defined herein have the meanings ascribed to them in the Offer to Purchase). This form, or a form substantially equivalent to this form, must be used to accept the Offer if: (i) certificates for the Shares are not immediately available; (ii) the procedure for book-entry transfer cannot be completed on a timely basis; or (iii) time will not permit all other documents required by the Letter of Transmittal to be delivered to the Paying Agent prior to the Expiration Date. This form may be delivered by hand or transmitted by mail or overnight carrier or, for Eligible Institutions, by facsimile transmission to the Paying Agent.

         The Paying Agent for the Offer is:

                                 UMB Bank, n.a.

                                 (800) 884-4225
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

By Mail:                          By Hand:                       By Overnight:

UMB Bank, n.a.                    UMB Bank, n.a.                 UMB Bank, n.a.
Securities Transfer Division      Securities Transfer Division   Securities Transfer Division
P.O. Box 410064                   928 Grand Blvd.                928 Grand Blvd.
Kansas City, MO 64141             13th Floor                     13th Floor
                                  Kansas City, MO 64106          Kansas City, MO 64106


          Facsimile (for eligible institutions only):             (816) 860-3963
          Confirm facsimile by telephone:                         (816) 860-7782

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         Delivery of this instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.



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Ladies and Gentlemen:

         You hereby tender to Southside, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, the number of Shares of common stock of Southside listed below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

                               CONDITIONAL TENDERS
                (See Instruction 9 of the Letter of Transmittal)

         You may condition the tender of your Shares upon the purchase by Southside of a specified minimum number of the Shares you are tendering hereby (which minimum number can be all Shares tendered hereby), all as described in the Offer to Purchase. Except as set forth in the Offer to Purchase, unless at least such minimum number of Shares is purchased by Southside pursuant to the terms of the Offer, none of the Shares you are tendering hereby will be purchased. It is your responsibility to calculate and appropriately indicate such minimum number of Shares, and each stockholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, your tender will be deemed unconditional.

[ ]      Minimum number of Shares that must be purchased, if any are purchased:
                      Shares.

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         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (See Instruction 5 of the Letter of Transmittal)

               IF YOU ARE TENDERING SHARES AT MORE THAN ONE PRICE,
     YOU MUST USE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED

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                               CHECK ONLY ONE BOX.

          IF YOU CHECK MORE THAN ONE BOX OR IF YOU DO NOT CHECK A BOX,
                   YOU HAVE NOT VALIDLY TENDERED YOUR SHARES.

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              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] You want to maximize the chance of having Southside purchase all the Shares you are tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, you hereby tender Shares and are willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in you receiving a price per Share as low as $10.75.

                                       OR

              SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

         By checking one of the boxes below instead of the box above, you hereby tender your Shares at the price checked. This action could result in none of your Shares being purchased if the Purchase Price for your Shares is less than the price checked. If you desire to tender Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you are tendering Shares. You cannot tender the same Shares at more than one price.

      Price (in Dollars) per Share at Which You Are Tendering Your Shares:

        [  ]    $10.75         [  ]    $11.00      [  ]    $11.25
        [  ]    $11.50         [  ]    $11.75      [  ]    $12.00
        [  ]    $12.25













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
Number of Shares tendered:
                                    -------------------------------------------------------------------------------

Certificate Numbers (if available):
                                    -------------------------------------------------------------------------------





Name(s) of Stockholder:
                                    -------------------------------------------------------------------------------

Telephone Number(s):
                                    -------------------------------------------------------------------------------

Address:
                                    -------------------------------------------------------------------------------


                                    -------------------------------------------------------------------------------


                                    -------------------------------------------------------------------------------





                                                        -----------------------------------------------------------
                                                                       Stockholder's Signature





                                                        -----------------------------------------------------------
                                                        Stockholder's Signature (if Shares are held
                                                                in more than one name)
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Dated:                       , 2001
      -----------------------

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If Shares will be tendered by book-entry transfer, enter
The Depository Trust Company account number:
                                              ----------------------------------


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         The method of delivery of this document is at the election and risk of the tendering stockholders. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure delivery.

                                    GUARANTEE
                    (Not to be Used for Signature Guarantee)

         The undersigned, an Eligible Institution, hereby guarantees: (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the 1934 Act; (ii) that such tender of Shares complies with Rule 14e-4; and (iii) the delivery to the Paying Agent, at one of its addresses set forth above, of certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Paying Agent's account at the DTC, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), with any required signature guarantee(s), and any other required documents, all within five Nasdaq trading days after the date of receipt by the Paying Agent.

         [The Eligible Institution that completes this form must communicate the guarantee to the Paying Agent and must deliver the Letter of Transmittal and certificates for Shares to the Paying Agent within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.]





                                       -----------------------------------------
                                                   Name of Firm


                                       Address:
                                               ---------------------------------
                                               ---------------------------------
                                               ---------------------------------
                                               ---------------------------------

                                       Telephone No.:
                                                     ---------------------------



                                       -----------------------------------------
                                                  Authorized Signature


                                       -----------------------------------------
                                                  Name (please print)


                                       -----------------------------------------
                                                  Title


Dated:                     , 2001
      ---------------------




NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.






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